Exhibit 10.1
SERVICES AGREEMENT
     This Services Agreement (this “Agreement”) is entered into as of June 7, 2011 by and among HARRIS INTERACTIVE INC. (the “Company”), ANGRISANI TURNAROUNDS, LLC (“ATL”), and, solely with respect to Sections 2, 3.1 and 8, AL ANGRISANI (“Angrisani”).
     In consideration of the mutual promises contained herein, the parties agree as follows:
1. ENGAGEMENT AND ACCEPTANCE; SERVICE PERIOD. Subject to the terms herein, ATL hereby agrees to make available to the Company the services (the “Services”) of Angrisani, on a full-time basis, during the period commencing on the date hereof and continuing through and including June 30, 2012 (the “Service Period”).
2. SERVICES
     2.1. Duties. During the Service Period, Angrisani will serve as the Interim Chief Executive Officer of the Company and shall, subject to the provisions of this Agreement, perform the duties and responsibilities (the “Duties”) set forth in the employment agreement, dated June 7, 2011, between the Company and Angrisani (the “Employment Agreement”).
     2.2. Time Commitment. During the Service Period, Angrisani will devote substantially all of his business time, labor, skill and energy to the business and affairs of the Company and to the performance of the Duties.
3. COMPENSATION
     3.1. Monthly Retainer. As consideration for the Services, ATL shall receive a monthly retainer of $20,000 (the “Monthly Fee”) during each month of the Service Period, subject to proration for any partial month during the Service Period. The Monthly Fee for June 2011 shall be paid on or about the date hereof, subject to the Company’s receipt of an invoice. Each succeeding Monthly Fee shall be due and payable on or about the first day of the subsequent month, in each case subject to the Company’s receipt of an invoice. Notwithstanding the foregoing, if the Employment Agreement is terminated (a) by the Company without Cause (as defined in the Employment Agreement) prior to the end of the Service Period, then the Company shall be obligated to pay ATL the Monthly Fee for each month following such termination through the month of November 2011 (up to a maximum of $120,000 in the aggregate inclusive of all prior Monthly Fee payments) or the Monthly Fee for each of the three (3) months following such termination (up to a maximum of $60,000 in the aggregate exclusive of all prior Monthly Fee payments), whichever is greater, and (b) by Angrisani for Good Reason (as defined in the Employment Agreement) prior to the end of the Service Period, then, if applicable, the Company shall be obligated to pay ATL the Monthly Fee for each month following such termination through the month of November 2011 (up to a maximum of $120,000 in the aggregate inclusive of all prior Monthly Fee payments). ATL and Angrisani agree that, in all cases, Angrisani shall be bound by the non-competition obligations set forth in Section 4.1 of the Employment Agreement for the duration of each monthly period associated with a Monthly Fee payment, if any, made following the end of the Service Period. In connection therewith, the Company shall have the option, in its sole discretion, to continue to pay the Monthly Fee for a minimum of six (6) months following the end of the Service Period.

     3.2. Withholdings. ATL shall be responsible for all Federal, state and local withholding and other taxes with respect to all amounts paid to ATL hereunder.
4. CONFIDENTIALITY; COMPLIANCE WITH PRIVACY LAWS
     4.1. Confidentiality. The Nondisclosure Agreement entered into by ATL on March 7, 2011 with the Company (the “NDA”) shall remain in full force and effect and shall apply to any Confidential Information (as defined in the NDA) provided by the Company to ATL hereunder.
     4.2. Privacy. ATL acknowledges that its receipt of any personally identifiable information from the Company is subject to applicable privacy laws. ATL represents and warrants that it will comply with all applicable privacy laws in connection with its handling of personally identifiable information received from the Company.
5. WORK PRODUCT. All the resulting product (including, without limitation, all writings, information, data, drawings, models, formulas, software, design concepts, and the like, and all other documentation developed for the Company, together with all modifications, revisions, changes, copies, and derivative works and the like) developed as part of the Services (the “Work Product”), is the sole and exclusive property of the Company. ATL hereby assigns and agrees to assign all right, title and interest in the Work Product to the Company. ATL agrees to execute such documents of assignment or take such other action as the Company may reasonably request to evidence, perfect or affect the transfer, recordation or protection of the Work Product. ATL agrees that the Work Product will be used for no purpose other than for the benefit of the Company. Upon completion of the Services or the request of the Company, whichever is earlier, the Work Product will be returned to the Company. ATL shall not make the Work Product available to any third party.
6. TERMINATION. This Agreement shall terminate, without the necessity of any further action, upon the earliest to occur of the following: (a) June 30, 2012; (b) upon termination of the Employment Agreement; (c) after delivery of written notice to ATL, if ATL refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement; (d) after the Company’s delivery of a minimum of ninety (90) days’ prior written notice to ATL; (e) after ATL’s delivery of a minimum of ninety (90) days’ prior written notice to the Company; or (f) upon mutual written agreement. Notwithstanding anything contained herein, the provisions of Section 3.1, 4 and 5 of this Agreement, and any other provisions which by their nature should survive termination or expiration of this Agreement, shall so survive.
7. ASSIGNMENT. ATL shall not assign any right or interest under this Agreement (excepting moneys due or to become due) nor delegate or subcontract any Services or other obligations to be performed or owed by ATL under this Agreement without the prior written consent of the Company.
8. EQUITABLE RELIEF. The parties agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 3.1, 4 and 5 herein. Accordingly, the parties agree that if Angrisani breaches Section 3.1 or ATL breaches Section 4 or 5, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. The parties further agree that no bond or other security shall be required in obtaining such equitable relief, and the parties hereby consent to the issuances of such injunction and to the ordering of such specific performance.
9. SEVERABILITY. If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly affects the parties’ intent in entering into this Agreement.
10. AMENDMENT. This Agreement may not be amended in any respect other than by written instrument executed by the party against whom enforcement is sought.
11. ENTIRE AGREEMENT. The terms and conditions herein contained constitute the entire agreement between the parties and, other than the NDA and the consulting agreement, dated March 9, 2011, between the Company and ATL, including the indemnification obligations contained therein, which shall continue in full force and effect, supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document which expressly refers to this Agreement and which is signed by the party to be bound thereby.
12. ARBITRATION. Any dispute under this Agreement shall be resolved by arbitration in accordance with the then prevailing rules of the American Arbitration Association. Arbitration shall take place in the New York County, New York. Judgment upon an award of the arbitrator may be entered in any court of competent jurisdiction and shall be binding only upon those parties who received notice of and were parties to the arbitration proceeding. Such award shall be the exclusive remedy to the parties. Any money judgments made hereunder shall be promptly paid in U.S. Dollars. Any costs, fees, or taxes incident to enforcing any award hereunder shall be charged against the party or parties resisting such enforcement. Notwithstanding anything to the contrary in this provision, the parties may seek the interim relief necessary to maintain the status quo prior to arbitration in any court of competent jurisdiction.
13. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its principles of conflict of laws. Each party hereby consents to the exclusive jurisdiction of any state or federal court located within New York, New York and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in such courts and each party waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court.
14. DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE), REGARDLESS OF THE BASIS OF THE RECOVERY CLAIMED, WHETHER UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE AGGREGATE LIABILITY OF EACH PARTY TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER ARISING OUT OF THIS AGREEMENT, WHETHER UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, WILL BE LIMITED TO AN AMOUNT EQUAL TO THE AGGREGATE AMOUNT PAID AND PAYABLE BY COMPANY HEREUNDER. THE

FOREGOING LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL NOT APPLY WITH RESPECT TO (I) PROTECTION OF CONFIDENTIAL INFORMATION, AND PERSONALLY IDENTIFIABLE INFORMATION, (II) OWNERSHIP OF INTELLECTUAL PROPERTY, AND (III) DAMAGES CAUSED BY A PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.
15. NOTICES. Notices will be effective on the first business day following receipt thereof. Notices sent by certified mail or courier will be deemed received on the date of delivery as indicated on the return receipt or delivery notice; notices sent by facsimile will be deemed received on the date transmitted; notices sent by regular mail will be deemed effective three (3) business days after mailing.
If to the Company:
Harris Interactive Inc.
161 Sixth Avenue
New York, NY 10013
Attention: General Counsel
With a copy to:
Howard Shecter
Chairman of the Board
Harris Interactive Inc.
c/o ReedSmith LLP
1650 Market Street
Philadelphia, PA 19103
If to ATL:
Angrisani Turnarounds, LLC
Attention: Al Angrisani
With a copy to:
Thomas A. Belton, Esq.
5 Cooper Street
Burlington, NJ 08016
If to Angrisani:
Al Angrisani
With a copy to:
Thomas A. Belton, Esq.
5 Cooper Street
Burlington, NJ 08016

16. NO WAIVER. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless the same shall be been mutually assented to in writing by both parties. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.
17. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
HARRIS INTERACTIVE INC.

By:	/s/ Howard Shecter Howard Shecter
Chairman of the Board
ANGRISANI TURNAROUNDS, LLC

By:	/s/ Al Angrisani Al Angrisani
Chairman and Chief Executive Officer
AL ANGRISANI
(solely with respect to Sections 2, 3.1 and 8)

/s/ Al Angrisani